Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-119281) and Form S-8 (Nos. 333-109345, 333-109346, 33-14531, 33-54483, 33-64998, 33-65440, 33-68336, 333-04775, 333-04823, 333-62087, 333-62103, 333-95409, 333-41328, 333-71502 and 333-97713) of Novell, Inc. of our report dated January 5, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 9, 2006